                                                               EXHIBIT 10 (g)
                              SBM CERTIFICATE COMPANY

     Policies on Asset/Liability Risk Management and Investment Management
                           (ADOPTED AS OF MARCH 19, 1997)

Pursuant to this document, the Board of Directors of SBM Certificate Company (the "Company") is endorsing and adopting the following Policies on Asset/Liability Risk Management and Investment Management.

These policies are intended to facilitate the management of the investments of the Company and are designed to provide the discretion and flexibility needed to enable the Company to meet its investment objectives within the applicable legal requirements. Every effort will be made to attain the investment objectives contained in these policies within the applicable legal requirements.

I.   POLICY ON ASSET/LIABILITY RISK MANAGEMENT

The Company follows a "minimized cost/optimized risk" strategy for asset/liability risk management. In particular, that strategy is based on the following principles:

     1. NICHE MARKETING AND SERVICE ORIENTATION. The Company should focus primarily on those market segments where it can have (or can develop) unique competitive advantages. Advantages come when it consistently differentiates itself with a highly-distinctive package of (i) products designed more closely to each customer's needs than those of competitors and (ii) close, attentive, timely and accurate ongoing service geared to the particular needs of each customer. By avoiding "one-size-fits-all" or "me-too" approaches, the Company can bring added value to its customers. Such approach generally builds brand loyalty, enhances persistency, minimizes anti-selection and lessens the role of price in the competitive equation.

     2. COMPETITIVELY-ADVANTAGED COST STRUCTURE. The Company can minimize unit operating costs by being easy for customers to deal with (rapid, accurate, as close to each customer as that customer wants, and attentive to each customer's particular needs). By engineering service processes, organizational structure and culture to drive up customer value, both business persistency and market pricing position can be enhanced.

     3. INTEGRATED ASSET/LIABILITY RISK MANAGEMENT. Advantageous pricing, low acquisition costs and low unit operating costs serve to bring in liabilities on favorable terms. But to produce strong and predictable spreads between asset and liability cash flows, more needs to be done. In particular, the Company needs to:

         (i) bring in only the "right" kinds of liabilities (properly and consistently structured around low-risk asset strategies) from the "right" kinds of customers (consistently underwritten for persistency);


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        (ii) assume asset and liability risks that are principally
     "analytical" (that is, quantifiable, hedgable or tradable), rather than "event-related" (e.g., tied to credit quality); and

       (iii) manage the asset/liability elements of the business as an integrated whole in order to reduce risk for any given level of spreads (e.g., the design and ongoing management of a product, its related investment strategies and service supports will not be sequential processes performed by distinct functional areas; rather, they will be a single process performed by a cross-functional team).

By lowering the risks in products, the risk of losing money is substantially reduced. That reduces the amount of capital needed to stand behind customer obligations, which increases return on equity for any given level of profitability.

II.  APPROACHES TO ASSET/LIABILITY RISK MANAGEMENT

In accordance with the above three principles, the Board of Directors of the Company endorses the following approaches to asset/liability risk management:

     1. ASSET/LIABILITY RISK MANAGEMENT. As to asset/liability risk management, the Company shall (i) use price and cost advantages to minimize the need to take cash flow mismatch and non-analytical investment risks, (ii) use iterative modeling processes to evaluate and optimize risk/reward trade-offs, and
(iii) design individual products to be surplus-efficient.

     2. LIABILITY MANAGEMENT.  As to liability management, the Company shall
(i) incorporate non-price features in products that customers value and will pay for, (ii) employ active management practices as to credited interest rates and current customer marketing, (iii) use product balancing to dampen overall portfolio spread volatility (e.g., assemble a mix of products with fixed and floating credited interest rates tied to as many different points on the yield curve as is possible), (iv) be a consistent marketer whether interest rates are "too high" or "too low" (i.e., dampen cost of funds volatility through dollar averaging of sales), and (v) diversify products, distribution channels and customers (so no single event or person can materially alter sales or persistency patterns).

     3. ASSET MANAGEMENT. As to asset management, the Company shall (i) diversify sectors, issuers and cash flow risk profiles, (ii) rotate sectors as relative values change, (iii) alter credit quality (within tight tolerances) as relative values change, (iv) alter duration and convexity (within tight tolerances) as relative values change, and (v) use synthetics and derivatives in order to (a) custom-design desired interest rate protections and cash flow patterns to better match liabilities, (b) re-engineer to achieve desired asset profiles at more favorable prices, and (c) maintain sufficient liquidity. Management will notify the Board with respect to any changes in tolerances established with respect to liquidity, credit quality, duration and convexity.

III. POLICY ON INVESTMENT MANAGEMENT

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     1. AUTHORITIES. The Company is authorized to buy, sell, exchange, manage and administer investments in bonds, notes, debentures, stocks, mortgages, real estate, joint venture or partnership interests, options, warrants, futures contracts, interest rate and currency swaps, or any other financial instrument of similar investment nature howsoever characterized, whether public issues or private placements, direct or indirect (i.e., guaranteed, lease, "take or pay" contract, mortgage-backed pass-through or production payment), straight or convertible, senior or subordinated, each such investment as specifically authorized by the District of Columbia Insurance Statutes (the "D.C. Investment Laws") and Section 28(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor thereto.

     2. ACTIONS. All investments may be purchased and/or sold at the discretion of the Company in accordance with the policies stated herein.

     3. LIMITATIONS. The authorities provided herein are subject to the investment limitations set forth on Exhibit A which in each case shall be at least as restrictive as the applicable statutory or regulatory standard.

     4. BOARD REVIEW. At least quarterly, written reports shall be presented to the Company's Board of Directors describing all transactions and commitments made on the Company's behalf during the quarter just past, as well as the current financial position of the investments portfolio. A report shall be presented to the Board at least quarterly confirming the Company's compliance with these policies, including the applicable regulatory standards.

     5. COMPLIANCE WITH APPLICABLE LAW. These investment policies will be subject to all applicable laws and regulations, including those established under the 1940 Act and the D.C. Investment Laws. In the event of any discrepancy or any change in any statutory or regulatory standards or interpretations, the policies set forth herein shall be automatically modified to comply with such standards or interpretations. In the event of any conflict between the Company's policies and any statutory or regulatory requirements of applicable laws, such requirements shall take precedent over such policies and shall be fully complied with. If the Company fails to comply with any statutory, regulatory or policy standard, such failure shall be cured at the earliest opportunity consistent with prudent business practice.

IV. OTHER INVESTMENT POLICIES

     1. LIQUIDITY. The need to provide liquidity reserves in the form of maturing liquid and short-term securities in the Company's portfolio is hereby acknowledged. The size and character of these reserves will be set and determined by the Company on an ongoing basis.


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     2. DERIVATIVES ACTIVITIES.  Subject to supervisory management by the
Company's Board and the Co-Chief Executive Officers of ARM Financial Group,
Inc. ("ARM"), and only to the extent permitted by the 1940 Act and the D.C. Investment Laws, the Company may use derivative instruments (derivative instruments can involve a material risk of loss of either interest or principal (unrelated to credit risks) and can include, but are not limited to, IOs, POs, residuals, inverse floaters, caps, floors, put and call options, swaps, interest rate and currency futures, forwards, and swaptions) in order to:

         (i) custom design desired interest rate protections and cash flow patterns to better match liabilities and to adapt to changing market conditions ("hedging"); or

        (ii) create desired asset or liability profiles at more favorable prices than available in the cash market ("synthesizing").

All derivatives programs undertaken must be documented and specifically authorized by the Co-Chief Executive Officers of ARM.


     3. INTEREST RATE RISK. The Company shall engage in asset/liability risk management practices designed to minimize the risk related to fluctuations in asset values attributable to changes in market interest rates. The duration of outstanding certificates shall be estimated by the Company and the assets of the supporting portfolio shall be selected in a manner which reasonably approximates the average duration for the liabilities. The asset portfolio shall reflect the ability of the Company to change interest rates and to collect interest rate cut-backs on certificates.

     4. COUNTER-PARTY RISK. For this purpose, counter-party exposure is determined at any point in time as the number of dollars that would be potentially at risk, based on certain pre-determined economic scenarios appropriate to the particular instrument involved. For any counter-party, other than an exchange (which is judged to have no credit risk), the total dollar exposure to any given counter-party shall not be in excess of 2% of the Company's admitted assets. The minimum acceptable credit rating is NAIC 1 or credit enhanced to be the equivalent of NAIC 1.


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                                    EXHIBIT A                            3/19/97

                                                                                        AGGREGATE      PER ISSUER      PER COUNTRY
SBM CERTIFICATE COMPANY                                      COMMENTS                     LIMIT          LIMIT            LIMIT
-----------------------------------------------------------------------------------------------------------------------------------
Cash Equivalents                              CDs, BAs, or other bills of exchange        None            None
                                              of the kind and maturities made
                                              eligible by law for purchase in the
                                              open market by Fed. Res. banks.(D.C.
                                              Code Section 35-634(a)(8))

US Government Treasury Notes/Bonds            Must be issued, or guaranteed or            None            None
                                              insured as to principal and interest,
                                              by the U.S. Treasury. (D.C. Code Secs.
                                              35-634(a)(1)(A) and 35-634(a)(2))

US Government Agency Notes/Bonds:             Must be issued, or guaranteed or            None            None
     FHLB                                     insured as to principal and interest,
     FHLMC                                    by the U.S. Government Agency.  (D.C.
     FNMA                                     Code Secs. 35-634(a)(1)(A) and 35-
     Private Export Funds                     634(a)(2))
     TVA
     Exempt Obligations

Corporate Bonds - Domestic                    Issuer must be solvent and
     NAIC 1                                        -- In compliance with Earnings         None            Not more
     NAIC 2                                           Test set forth Footnote #1                          than 2% of
     NAIC 3                                        -- Have no defaults in interest                        admitted
     NAIC 4                                           for 5 years on securities of                        assets in any
     NAIC 5                                           equal or higher priority                            1 issue of
     NAIC 6                                           with those purchased.                               any 1 issuer
                                              (D.C. Code Sec. 35-634(a)(7)(A))

Corporate Bonds - Foreign                     A foreign investment means non-U.S. or      See             See
     NAIC 1                                   Canada.  A company doing business in a      Footnote #2     Footnote #2
     NAIC 2                                   foreign country may invest the funds
     NAIC 3                                   required to meet its obligations in
     NAIC 4                                   such country in foreign bonds (subject
     NAIC 5                                   to the parameters set forth in
     NAIC 6                                   Footnote #2).  (D.C. Code Sec. 35-
                                              634(c))

Mortgage Loans                                Must be secured by a 1st lien and have      None            None
     Residential                              at most a 75% Loan to Value Ratio.
     Commercial                               (D.C. Code Sec. 35-634(a)(5)(A))

Mortgage Backed Securities - U.S.             (D.C. Code Secs. 35-634(a)(1)(A) and        None            None
Government Agency Issuer                                 35-634(a)(2))
(FNMA, FHLMC, GNMA, RTC, FHA)
     NAIC 1
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                        AGGREGATE      PER ISSUER      PER COUNTRY
SBM CERTIFICATE COMPANY                                      COMMENTS                     LIMIT          LIMIT            LIMIT
-----------------------------------------------------------------------------------------------------------------------------------
Mortgage Backed Securities - Non-Agency       Treated as a basket investment unless       None if         None if
Issuer/Residential and Commercial Mortgages   qualifying under Secondary Mortgage         qualifying      qualifying
     NAIC 1                                   Market Enforcement Act of 1984              under SMMEA,    under SMMEA,
     NAIC 2                                   ("SMMEA") (see Footnote #3 for SMMEA        otherwise       otherwise
     NAIC 3                                   eligibility).                               Basket*         Basket*
     NAIC 4
     NAIC 5
     NAIC 6

Asset Backed Securities (NAIC 1 - NAIC 6)                                                 Basket*         Basket*
     Automobile Loans
     Credit Cards
     Home Equity Loans
     Leases
     Manufactured Homes
     Other

Preferred Stock - Domestic                    Subject to Earnings and Eligibility         None            Not more than
                                              Test set forth in Footnote #4.  (D.C.                       1% of
                                              Code Sec. 35-634(a)(9)(A))                                  admitted
                                                                                                          assets in any
                                                                                                          1 issue of
                                                                                                          any 1 issuer

Municipals/Tax Exempt Bonds/Notes             Must be (1) direct and general              None            None
                                              obligations; or (2) payable out of
                                              designated revenues pledged to the
                                              payment of principal and interest
                                              thereof.  (D.C. Code Sec. 35-
                                              634(a)(3))

Equities                                      Five (5) year dividend history              None            Not more than
                                              required.                                                   1% of
                                              Also, any preferred stock or bonds or                       admitted
                                              other obligations of the issuer must                        assets in the
                                              be eligible for investment in their                         common stock
                                              own right under the above provisions.                       of any 1
                                              (D.C. Code Sec. 35-634(a)(10)(A))                           corporation

Derivative Instruments                                                                    Basket*         Basket*
     I0s, Residuals, Inverse Floaters
     Futures, Forwards, Swaps
     Options, Caps, Floors

Investments in Mutual Funds                                                               Basket*         Basket*

Foreign Currency Exposure                                                                 Basket*         Basket*

Real Estate                                   No more than 2% of admitted assets per      5% for income
                                              any 12 month period (subject to             producing
                                              certain additional restrictions set         property,
                                              forth in Footnote #5).  (D.C. Code          10% overall
                                              Sec. 35-634(d))

                                                                                        AGGREGATE      PER ISSUER      PER COUNTRY
SBM CERTIFICATE COMPANY                                      COMMENTS                     LIMIT          LIMIT            LIMIT
-----------------------------------------------------------------------------------------------------------------------------------
*Basket Capacity                              (D.C. Code Sec. 35-634(e))                  LESSER OF (in   Not more than
                                                                                          aggregate):     1% of
                                                                                          (a) 5% of       admitted
                                                                                          admitted        assets in any
                                                                                          assets or       1 loan or
                                                                                          (b) capital,    investment
                                                                                          surplus
                                                                                          and
                                                                                          contingency
                                                                                          reserves
                                                                                          in excess
                                                                                          of $1.5
                                                                                          million


                                      FOOTNOTES

     (1) An issuing corporation's net average yearly earnings available for its fixed charges for the five (5) fiscal years next preceding acquisition of such bonds and during the last year of such five (5) year period shall be not less than one and one-half times its annual fixed charges at the time of the investment. In the case of a new issue, the insurer must base this determination on the corporation's pro forma statement. (See D.C. Code
   Sec. 35-634(a)(7)(A)).

   "Net earnings available for fixed charges" is the net income after deducting all operating and maintenance expenses, depreciation and depletion, and taxes other than federal, state, and District of Columbia income taxes, but non-recurring items of income and expenses may be eliminated. "Fixed charges" include interest on all of the fixed interest bearing debt of the corporation outstanding and maturing in more than 1 year, as of the date of acquisition, and in case of investment in contingent interest obligations, such term also includes maximum annual contingent interest as of such date.

   The earnings of all predecessor, merged, consolidated, or purchased companies may be included through the use of pro forma or consolidated statements provided the fixed charges of the included companies must also be incorporated into the statements.

     (2) A company doing business in a foreign country may invest the funds required to meet its obligations in such country and in conformity to the laws thereof in the same kind of securities in such foreign country that such company is allowed by law to invest in the United States. (See D.C. Code Sec. 35-634(c)). Assuming SBM Certificate Company does not do business in any foreign countries, this section acts effectively as a complete prohibition on the purchase of foreign bonds by SBM Certificate Company.

     (3) Mortgage backed securities are eligible for SMMEA if they are (a) secured by first mortgages on residential real estate, (b) originated by a savings and loan, a savings bank, a commercial bank, a credit union, an insurance company or a similar institution supervised by a federal or state authority, and (c) rated in one of the two highest categories by at least one nationally recognized statistical rating organization.

     (4) A company may invest only in preferred stock of any solvent domestic corporation (other than its own) that did not fail in any 1 of the 3 fiscal years next preceding the investment to have earned a sum applicable to dividends on such preferred stock equal at least to 3 times the amount of dividends due in that year. For a new issue of preferred stock, the earnings applicable to dividends must be equal to at least 3 times the amount of pro forma annual dividend requirements after giving effect to the such new financing. In addition, a corporation's bonds and any other evidences of indebtedness must also be eligible as investments under the above provisions governing corporate domestic bonds and obligations. (See D.C. Code Sec. 35-634(a)(9)(A)).

     (5) Real estate may be acquired, held, and conveyed by the Company for the following purposes and in the following manner: (A) the building in which the Company has its principal office and the land on which it stands;
   (B) such as shall be requisite for its convenient accommodation in the transaction of its business; (C) such as shall have been acquired for the accommodation of its business; (D) such as shall have been conveyed to it in satisfaction of debts, previously contracted, in the course of its dealings; (E) such as it shall have purchased at trustee sale or sales on judgments, decrees, or mortgages obtained or made for such debts; and
   (F) such as it may purchase or hold for the production of income. The total value of real estate and improvements thereon acquired or held by a company for the production of income under the provisions of this subparagraph at any time must not exceed 5% of such company's admitted assets. Subject to certain calculation adjustments, no real estate investments shall be made by any company if such company then owns real estate having a total value in excess of 10% of its admitted assets or if such investment will cause such company's aggregate investments in real estate owned by it to exceed 10% its admitted assets. (For certain rules on maximum holding periods and other limitations regarding real estate, please see D.C. Code
   Sec. 35-634(d)).